                           BEFORE THE
             PENNSYLVANIA PUBLIC UTILITY COMMISSION



In Re:  Application of West Penn Power       )
Company Pursuant to 66 Pa. C.S. 2102         )
for Prior Written Approval of the            )    Docket No.:  G-00970583
Allegheny Power System Money Pool as a       )
Contract Among West Penn Power Company       )
and its Affiliated Interests                 )


           NOW  COMES  West Penn Power Company ("West Penn")  and

requests approval pursuant to Section 2102 of the Public  Utility

Code  (66  Pa.  C.S.  2102) of changes in an affiliated  interest agreement, known as the Allegheny Power System Money Pool.



           1.    The  name and address of Applicant is West  Penn

Power  Company  ("West Penn"), 800 Cabin Hill Drive,  Greensburg,

Pennsylvania  15601.



          2.   The names and address of West Penn's attorneys are

John  L. Munsch, Michael D. McDowell, and David L. Williams,  800

Cabin Hill Drive, Greensburg, Pennsylvania.



           3.    West  Penn  is  a  public utility  and  electric

distribution company, duly incorporated in Pennsylvania on  March

1,  1916,  which  serves  all  or  portions  of  23  counties  in southwestern and central Pennsylvania.


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           4.    The  Potomac Edison Company ("Potomac  Edison"),

Monongahela Power Company ("Mon Power"), and Allegheny Generating

Company ("AGC") are affiliates of West Penn.



           5.    Potomac Edison, Mon Power, West Penn and AGC are

wholly  owned  subsidiaries of Allegheny Power System,  Inc.,<1>  a registered public utility holding company.



           6.    The Allegheny Power System Money Pool (the Money

Pool)  is  an internal financing arrangement in which the  excess funds  of  some  participants are used to satisfy the  short-term borrowing needs of other participants.  Participants in the Money

Pool are Allegheny Power System, Inc., Mon Power, Potomac Edison,

West Penn, and AGC.  AGC may only borrow from the Money Pool, and

Allegheny  Power System, Inc., may only lend to the  Money  Pool.

Daily  balancing of each Money Pool participant and  the  overall administration of the Money Pool is performed by Allegheny  Power

Service  Corporation,  the  agent  for  the  participants.    The

operation  of  the Money Pool is designed to match,  on  a  daily basis,  the  available cash and short-term borrowing requirements of  the participants, thereby minimizing the need to borrow funds in  external short-term capital markets.  Any excess  funds  from the  Money Pool are invested according to guidelines outlined  in

the   Money  Pool  Agreement.   Unregulated  affiliates  may  not

participate in the Money Pool.

<1> Allegheny Power System, Inc., changed its name to Allegheny Energy, Inc., through by-law change in September of 1997.

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          A copy of the revised Allegheny Power System Money Pool

Agreement is attached hereto as Exhibit No. 1



           7.    West  Penn  has  previously received  Commission

approval to participate in the Money Pool by Commission Order  at

Docket  No.  G-910274 entered November 7, 1991.  A copy  of  said

Order is attached as Exhibit No. 2.



           8.   West Penn and its affiliates have changed certain

provisions  of  the  Money  Pool  Agreement.   Under  the   prior

agreement, interest income and expense were calculated "using the previous day's Fed Funds Effective Interest Rate as quoted by the

Federal  Reserve  Bank of New York."  A revision  has  been  made which adds to the end of that sentence:  "as long as this rate is at  least four basis points lower than the previous day's  seven-

day commercial paper rate as quoted by the same source.  Whenever the  Fed Funds rate is not at least four basis points lower  than

the   seven-day   commercial  paper  rate,  then  the   seven-day

commercial paper rate minus four basis points should be used."



           The  second change to the Money Pool Agreement is that

interest  income  resulting  from external  investments  will  be

accrued  daily  instead  of booked upon  receipt.   In  addition,

interest income will be allocated to members of the Money Pool on a basis equal to their pro rata share of net contributions in the

Pool throughout the month, instead of on the net contributions on the  day  the investment was placed.  Also added to the agreement was  a  sentence that the allocation of interest income  will  be settled on a cash basis on the last business day of each month.

           9.    West  Penn submits that the cost of the proposed

borrowings  through  the  Money  Pool  will  generally  be   more

favorable to the borrowing participants than the comparable costs of  external  short-term borrowings and that  the  yield  to  the participants contributing available funds to the Money Pool  will

generally   be  higher  than  the  typical  yield  on  short-term

investments.



           WHEREFORE  West Penn Power Company requests  that  the

Pennsylvania  Public Utility Commission enter an  order  granting its  approval under Section 2102 of the Public Utility  Code  for

West  Penn's continued participation with its affiliates  in  the

Money  Pool  Agreement as amended and attached hereto as  Exhibit

No. 1.

                                        Respectfully submitted,



Date:     October 16, 1997              By:  /s/ John L. Munsch
                                        John L. Munsch
                                        Attorney for
                                        WEST PENN POWER COMPANY
                                        800 Cabin Hill Drive
                                        Greensburg, PA  15601
                                        (412) 838-6210

                           BEFORE THE
             PENNSYLVANIA PUBLIC UTILITY COMMISSION



In Re:  Application of West Penn Power       )
Company Pursuant to 66 Pa. C.S. 2102         )
for Prior Written Approval of the            )    Docket No.:  G-00970583
Allegheny Power System Money Pool as a       )
Contract Among West Penn Power Company       )
and its Affiliated Interests                 )



                     CERTIFICATE OF SERVICE


          I hereby certify that on the 16th day of October 1997,

a copy of the foregoing was served via first-class mail, postage prepaid, upon the following

                         Office of Consumer Advocate
                         1425 Strawberry Square
                         Harrisburg, PA  17120

                         Office of Small Business Advocate
                         Suite 1102, Commerce Building
                         300 North Second Street
                         Harrisburg, PA  17101

                                        /s/ John L. Munsch
                                        John L. Munsch

                                                    EXHIBIT NO. 1


     Exhibit No. 1 was previously filed as "Exhibit B" to Post-
Effective Amendment No. 12 on September 17, 1997.

                                                    EXHIBIT NO. 2

                          PENNSYLVANIA
                    PUBLIC UTILITY COMMISSION
                      Harrisburg, PA 17120

                             Public Meeting held November 7, 1991

Commissioners Present:

     William H. Smith, Chairman
     Joseph Rhodes, Jr., Vice-Chairman
     Wendell F. Holland
     David W. Rolka
                                                         G-910274
Affiliated Interest Agreement among West Penn
Power Company, Allegheny Power System, Inc.,
Allegheny Power Service Corporation, Allegheny
Generating Company, Monongahela Power Company and the Potomac Edison Company setting forth the terms and conditions relative to participation in a System Money Pool.

                            O R D E R

BY THE COMMISSION:

     On September 23, 1991, West Penn Power Company (West Penn) filed for approval pursuant to Chapter 21 of the Pennsylvania Public Utility Code, 66 Pa. C.S.
2101 et seq., an agreement among West Penn, its parent, Allegheny Power Systems, Inc. (Allegheny Power) , and four non-jurisdictional subsidiaries of Allegheny Power. West Penn extended the statutory consideration period to November 8, 1991.

     The proposed agreement is designed to govern the operation of a System Money Pool to be administered by Allegheny Power Service Corporation (APSC). The Pool will allow surplus funds for one or more of the participants to be loaned on a short-term basis to one or more participants having a temporary need for additional funds, thus reducing the participants' external short-term borrowing requirements. The interest rate will vary daily and will be equal to the Federal Funds Effective Rate. That rate is generally lower than West Penn's external short-term borrowing costs, and higher than the rate on the Treasury Bills the utility employs for the investment of excess cash. Cross-subsidization of interest costs through differences in credit quality is not an issue since all the participants have the same commercial-paper credit rating.

     The Commission has determined that the proposed agreement concerning a System Money Pool appears to be reasonable and consistent with the public interest and that the agreement should be approved; THEREFORE,

     IT IS ORDERED:

     That the agreement among West Penn Power Company and its affiliates concerning a System Money Pool be, and hereby is, approved.

                                   BY THE COMMISSION

                                   /s/ Jerry Rich

                                   Jerry Rich
                                    Secretary

(SEAL)

ORDER ADOPTED: November 7, 1991

ORDER ENTERED: November 7, 1991


                                      2

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COMMONWEALTH OF PENNSYLVANIA   )
                               )  ss:
COUNTY OF WESTMORELAND         )




       C. S. AULT, being duly sworn according to law, deposes and says that he is Vice President, West Penn Power Company, that  he makes this affidavit on its behalf being authorized to do so; and

that  the  facts set forth in the foregoing Application are  true and correct to the best of his knowledge, information and belief.



                                        /s/ C. S. Ault
                                        C. S. Ault


Sworn to and subscribed before me

this 16th day of October 1997.


/s/ Deborah A. Zawelensky
      Notary Public